                                                                     EXHIBIT 1.1

                             CONVERIUM FINANCE S.A.
                 (a societe anonyme incorporated in Luxembourg)


                     Guaranteed Subordinated Notes due 2032


          Unconditionally Guaranteed on a Subordinated Basis by each of


                              CONVERIUM HOLDING AG
                     (a company incorporated in Switzerland)


                                       and

                                  CONVERIUM AG
                     (a company incorporated in Switzerland)



                             UNDERWRITING AGREEMENT












Dated: December -, 2002

                             CONVERIUM FINANCE S.A.
                 (a societe anonyme incorporated in Luxembourg)

                     Guaranteed Subordinated Notes due 2032

                                      $[-]

          Unconditionally Guaranteed on a Subordinated Basis by each of

                              CONVERIUM HOLDING AG
                     (a company incorporated in Switzerland)

                                       and

                                  CONVERIUM AG
                     (a company incorporated in Switzerland)

                             UNDERWRITING AGREEMENT

                                                                December -, 2002

Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
J.P. MORGAN SECURITIES INC.
   as Representatives of the several Underwriters
c/o  Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

         Converium Finance S.A., a societe anonyme incorporated in Luxembourg (the "COMPANY"), confirms its agreement (this "UNDERWRITING AGREEMENT") with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH") and J.P. Morgan Securities Inc. ("J.P. MORGAN") and each of the other Underwriters named in Schedule A hereto (collectively, the "UNDERWRITERS", for whom Merrill Lynch and J.P. Morgan are acting as representatives (in such capacity, hereinafter referred to as the "REPRESENTATIVES"), with respect to (i) the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amount of the Company's [-]% Guaranteed Subordinated Notes due 2032 (the "FIRM SECURITIES") set forth opposite their names in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in
Section 2(b) hereof to purchase up to $[-] aggregate principal amount of the [-]%

Guaranteed Subordinated Notes due 2032 (the "ADDITIONAL SECURITIES") to cover over-allotments, if any. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the "SECURITIES". The Securities are to be issued pursuant to an indenture (the "INDENTURE"), to be dated as of the date on which the Closing Time referred to in Section 2(c) hereof occurs (such date, the "CLOSING DATE"), among the Company, Converium Holding AG, a joint stock company incorporated in Switzerland ("CONVERIUM HOLDING"), Converium AG, a joint stock company incorporated in Switzerland ("CONVERIUM AG" and, together with Converium Holding, the "GUARANTORS") and JPMorgan Chase Bank, a New York banking corporation organized and existing under the laws of the State of New York, as trustee (the "TRUSTEE"). Pursuant to the Indenture, each of Converium Holding and Converium AG will guarantee on an unsecured, subordinated and joint and several basis (the "SUBORDINATED GUARANTEE"), the payment of amounts owing by the Company with respect to the Securities and the Subordinated Guarantee will be endorsed on each Security on the terms set forth under the Indenture.

         The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Underwriting Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 ACT").

         The Company and the Guarantors have filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form F-1 (No. 333-101169) covering the registration of the offering of the Securities under the Securities Act of 1933, as amended (the "SECURITIES ACT"), including a related Preliminary Prospectus (as defined below). Promptly after execution and delivery of this Underwriting Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("RULE 430A") of the rules and regulations of the Commission under the Securities Act (the "SECURITIES ACT REGULATIONS") and paragraph (b) of Rule 424 ("RULE 424(B)") of the Securities Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("RULE 434") of the Securities Act Regulations, prepare and file a term sheet (a "TERM SHEET") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "RULE 430A INFORMATION" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "RULE 434 INFORMATION." The Preliminary Prospectus dated December 11, 2002 is herein called the "PRELIMINARY PROSPECTUS." The registration statement, including the exhibits thereto and schedules thereto at the time it became effective (but excluding any Statement of Eligibility on Form T-1) and including any Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "REGISTRATION STATEMENT." Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is herein referred to as the "RULE 462(B) REGISTRATION STATEMENT," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "PROSPECTUS." If Rule 434 is relied on, the term "Prospectus" shall refer to the Preliminary Prospectus together with the Term Sheet and all references in this Underwriting Agreement to the date of the Prospectus shall mean the date of the Term Sheet.

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY, CONVERIUM HOLDING AND CONVERIUM AG. The Company, Converium Holding and Converium AG jointly and severally represent and warrant to each Underwriter as follows:

                  (a) Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for that purpose are pending or, to the knowledge of the Company, Converium Holding or Converium AG, threatened by the Commission.

                  The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and
         (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(a) shall not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter or the conduct of the offering by the Underwriters furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use therein and described in Schedule D hereto (the "UNDERWRITER INFORMATION").

                  Each Preliminary Prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the applicable provisions of the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  (b) Status of the Company, Converium Holding and Converium AG. Each of the Company, Converium Holding and Converium AG has been duly organized and is validly existing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own and lease its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Underwriting Agreement, the Indenture and the Subordinated Guarantee, as applicable, and each of the Company, Converium Holding and Converium AG is duly qualified as a foreign corporation to transact business and is in good standing in all other jurisdictions in which the conduct of its business or the ownership or leasing of property requires such qualification, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. As used herein, "MATERIAL ADVERSE EFFECT" means a material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company, Converium Holding and Converium AG and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

                  (c) Status of Subsidiaries. Each subsidiary of Converium Holding, Converium AG and the Company (i) has been duly incorporated,
         (ii) is validly existing under the laws of the jurisdiction of its incorporation and (iii) has the corporate power and authority to own or lease its property and to conduct its business as described in the Prospectus, except in each case as would not have a Material Adverse Effect; all of the issued shares in the capital of each Significant Subsidiary (as defined below) have been duly and validly authorized and issued, are fully paid and non-assessable and, except as disclosed in the Prospectus, are owned directly or indirectly by Converium Holding, free and clear of all liens, encumbrances, equities or claims.

                  (d) Authorization of Underwriting Agreement. This Underwriting Agreement has been duly authorized, executed and delivered by the Company, Converium Holding and Converium AG.

                  (e) Authorization of the Indenture. The Indenture has been duly authorized by the Company, Converium Holding and Converium AG and duly qualified under the 1939 Act and, when duly authorized, executed and delivered by the Company, Converium Holding, Converium AG and the Trustee, will constitute a valid and binding agreement of the Company, Converium Holding and Converium AG, enforceable against the Company, Converium Holding and Converium AG in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (f) Authorization of the Securities. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

                  (g) Authorization of the Subordinated Guarantee. The Subordinated Guarantee has been duly authorized and, when executed and delivered by each of Converium Holding and Converium AG in accordance with the provisions of the Indenture and when the Securities are delivered to and paid for by the Underwriters in accordance with the terms of this Underwriting Agreement and the Subordinated Guarantee duly endorsed thereon, will be valid and binding obligations of each of Converium Holding and Converium AG, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law).

                  (h) Description of the Securities, the Indenture and the Subordinated Guarantee. The Securities, the Indenture and the Subordinated Guarantee will conform in all material respects to the descriptions thereof as to legal matters contained in the Prospectus and will be in substantially the respective forms filed as exhibits to the Registration Statement.

                  (i) Capitalization. The share capital of Converium Holding and Converium AG conforms in all material respects as to legal matters to the description thereof contained in the Prospectus.

                  (j) No Violation or Default. None of Converium Holding, Converium AG, the Company or any of their Significant Subsidiaries (as defined below) is (i) in violation of its respective Articles of Incorporation or other charter documents or by-laws, (ii) in default and no event has occurred which, with notice or lapse of time or otherwise, would constitute such a default, in the due performance or observance of any material term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject (collectively, "AGREEMENTS AND INSTRUMENTS") or (iii) in violation of any law, ordinance, governmental rule, regulation or decree of any court, government or governmental agency or body having jurisdiction over Converium Holding, Converium AG or the Company or any of their subsidiaries or over their respective properties, except, with respect to clauses (ii) and (iii), for any violations or defaults that would not have a Material Adverse Effect.

                  (k) No Conflicts. The execution and delivery by each of Converium Holding, Converium AG and the Company of each of this Underwriting Agreement, the Indenture, the Securities and the Subordinated Guarantee; the performance by each of Converium Holding, Converium AG and the Company of its obligations under each of this Underwriting Agreement, the Indenture, the Securities and the Subordinated Guarantee; and the issuance and delivery of the Securities to be delivered pursuant to this Underwriting Agreement will not constitute a Repayment Event (as defined below) under the Agreements and Instruments and will not contravene (i) any provision of applicable law, (ii) the Articles of Incorporation of Converium Holding, Converium AG or the Company, (iii) any agreement or other instrument binding upon Converium Holding, Converium AG or the Company or any of their subsidiaries or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over Converium Holding, Converium AG or the Company or any of their subsidiaries except as in the case of clauses (i), (iii) and (iv) above any such contravention would not have a Material Adverse Effect. No consent, approval, authorization, order, registration, clearance or qualification of or with any such court or governmental agency or body, or any stock exchange authority having jurisdiction over Converium Holding, Converium AG or the Company is required for the sale and delivery of the Securities to be delivered pursuant to this Underwriting Agreement, the performance by Converium Holding, Converium AG or the Company of their obligations under this

         Underwriting Agreement, the Indenture, the Securities or the Subordinated Guarantee, as the case may be, and the consummation of the transactions herein and therein contemplated, except (i) such as may be required by the securities or "blue sky" laws of the various states of the United States in connection with the offer and sale of the Securities, (ii) such as have been obtained under the Securities Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (iii) such as have been obtained under applicable insurance and reinsurance laws and regulations, (iv) such as have been obtained under the applicable listing criteria of the NYSE and (v) such as have made or obtained on or prior to the Closing Date or the Date of Delivery, as the case may be, (or, if not required to be made or obtained on or prior to the Closing Date or the Date of Delivery, as the case may be, that will be made or obtained when required). As used herein, a "REPAYMENT EVENT" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by Converium Holding, Converium AG or the Company or any of their subsidiaries.

                  (l) Absence of Labor Dispute. No material labor dispute with the employees of Converium Holding, Converium AG or the Company or any of their Significant Subsidiaries exists or, to the knowledge of each of Converium Holding, Converium AG or the Company, is threatened.

                  (m) Absence of Proceedings. There are no legal or governmental proceedings pending or, to the knowledge of each of Converium Holding, Converium AG or the Company, threatened to which Converium Holding, Converium AG or the Company or any of their Significant Subsidiaries is a party or to which any of the properties of Converium Holding, Converium AG or the Company or any of their Significant Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (n) No Material Adverse Change in Business. There has not occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings or business affairs of Converium Holding, Converium AG or the Company and their subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Underwriting Agreement).

                  (o) Possession of Intellectual Property. Except as described in the Prospectus, Converium Holding, Converium AG and the Company and their subsidiaries own or possess, or can acquire on reasonable terms, all licenses, copyrights, trademarks, service marks and trade names currently employed by them in connection with the business now operated by them as described in the Prospectus, except where failure to possess such licenses, copyrights, trademarks, service marks and trade names would not, singly or in the aggregate, have a Material Adverse Effect; and none of Converium Holding, Converium AG or the Company or any of their subsidiaries has received any notice of infringement or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (p) Possession of Licenses and Permits. Converium Holding, Converium AG and the Company and their subsidiaries are duly qualified to transact business and possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct the business of Converium Holding, Converium AG and the Company and their subsidiaries taken as a whole as described in the Prospectus, except where failure to be so qualified or possess such certificates, authorizations and permits would not, singly or in the aggregate, have a Material Adverse Effect; and, for the avoidance of doubt, each of Converium Holding, Converium AG and the Company and each subsidiary of Converium Holding, Converium AG and the Company listed on Schedule C hereto (each a "SIGNIFICANT SUBSIDIARY") required to be so licensed is duly licensed as a reinsurance company or an insurance company in its jurisdiction of incorporation and domicile, and, except as would not reasonably be expected to have a Material Adverse Effect, is duly licensed or authorized as an insurer or a reinsurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business as described in the Prospectus; and none of Converium Holding, Converium AG or the Company or any of their subsidiaries has received any notice of proceedings relating to the revocation or modification of any qualification, certificate, authorization or permit except where the loss or revocation of any such qualifications, certificates, authorizations and permits would not, singly or in the aggregate, have a Material Adverse Effect.

                  (q) Financial Statements. The historical combined financial statements of Converium Holding and its consolidated subsidiaries included in the Registration Statement and the Prospectus, together with the related notes, present fairly the financial position of Converium

         Holding and its consolidated subsidiaries at the dates indicated and the balance sheets, statements of income, statements of cash flows and statements of changes in equity of Converium Holding and its consolidated subsidiaries for the periods specified giving effect to the transactions described in the notes thereto; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("U.S. GAAP") applied on a consistent basis throughout the periods involved, except as otherwise indicated in the Registration Statement and the Prospectus; the historical combined financial statements of Converium Holding and its consolidated subsidiaries included in the Registration Statement and the Prospectus, together with the related notes, comply in all material respects with the requirements of Form F-1 and the rules and regulations of the Commission relating thereto.

                  (r) No Stabilization. None of Converium Holding, Converium AG or the Company or any of their subsidiaries or any person acting on their behalf has taken, directly or indirectly, any action which caused or resulted, or was designed to, or which has constituted or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities; provided, however, that this provision shall not apply to any stabilization activities conducted by the Underwriters, who respectively shall remain solely responsible therefor.

                  (s) No Switzerland or Luxembourg Taxes. (i) The Securities will be created, issued and delivered, and this Underwriting Agreement, the Indenture, the Securities and the Subordinated Guarantee will be executed and delivered and the obligations therein performed, by the Company, Converium Holding and Converium AG without withholding or deducting for any taxes, duties or other charges of whatever nature of Switzerland or Luxembourg or any political subdivision or authority thereof or therein having power to tax.

                           (ii) Other than as described in the Prospectus, there
                  is no ad valorem stamp duty, stamp tax, stamp duty reserve tax or issue, documentary, certification or other similar tax imposed by any government department or other taxing authority of or in Switzerland or Luxembourg, in connection with (A) the issuance of Securities to be delivered pursuant to this Underwriting Agreement, (B) the sale and transfer of Securities to or for the respective accounts of the Underwriters or (C) the sale and delivery of Securities by the Underwriters to those purchasing such Securities from such Underwriters in each case in the manner contemplated by the Prospectus.

                  (t) Investment Company Act. None of the Company, Converium Holding and Converium AG is, and after the issuance and sale of the Securities as described in the Prospectus none of them will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 ACT").

         2. SALE AND DELIVERY TO UNDERWRITERS; CLOSING. (a) Firm Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company on the Closing Date, at the price set forth in Schedule B, the aggregate principal amount of Firm Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

                  (b) Additional Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional $[-] aggregate principal of the [-]% Guaranteed Subordinated Notes due 2032 at the price set forth in Schedule B. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Securities upon notice by the Representatives to the Company setting forth the number of Additional Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Additional Securities. Any such time and date of delivery (a "DATE OF DELIVERY") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Additional Securities, each of the Underwriters, acing severally and not jointly, will purchase that proportion of the total number of Additional Securities then being purchased which the number of Firm Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Firm Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

                  (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Firm Securities shall be made at the offices of Davis Polk & Wardwell, 99 Gresham Street, London EC2V 7NG, or at such other place as shall be agreed upon by the Representatives and the Company, at 2:00 P.M. (London time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "CLOSING TIME").

                  In addition, in the event that any or all of the Additional Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Additional Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

                  Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to such persons designated by the Representatives for the respective accounts of the Underwriters of one or more certificates in global form for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Securities and the Additional Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Securities or Additional Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

                  (d) Denominations; Registration. Certificates for the Firm Securities and the Additional Securities, if any, shall be in such denominations ($25 or integral multiples thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Firm Securities and the Additional Securities, if any, will be made available for examination and packaging by the Representatives in London not later than 1:00 P.M. (London time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         3. COVENANTS OF THE COMPANY, CONVERIUM HOLDING AND CONVERIUM AG. In further consideration of the agreements of the Underwriters herein contained, each of the Company, Converium Holding and Converium AG covenants with each Underwriter as follows:

                  (a) Communications. To advise the Representatives, on behalf of the Underwriters, promptly after it receives notice thereof, of any communications received by the Company, Converium Holding or Converium AG from the New York Stock Exchange or from any regulatory agency or authority, that could prevent, delay, suspend or otherwise adversely affect the offering and sale of the Securities as contemplated herein or the distribution or use of any Prospectus and to furnish to the Representatives two copies of any such written communications.

                  (b) Filing Of Amendments. Before amending or supplementing the Registration Statement or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                  (c) Delivery Of Registration Statements. To furnish the Representatives, without charge, two signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in the locations specified by them, without charge, as promptly as practicable following the execution of this Underwriting Agreement and during the period mentioned in paragraph (d) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as they may reasonably request.

                  (d) Compliance With Securities Law. To comply with the Securities Act and the Securities Act Regulations, the Exchange Act and the rules and regulations thereunder and the 1939 Act and the rules and regulations thereunder so as to permit the completion of the distribution of the Securities as contemplated in this Underwriting Agreement and in the Prospectus; and if, during such period after the first date of the public offering of the Securities as in the opinion of nationally recognized counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of nationally recognized counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Securities may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with the Securities Act and other applicable law.

                  (e) Blue Sky Qualifications. To endeavor to qualify the Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Representatives shall reasonably request; provided, that in connection therewith, none of the Company, Converium Holding or Converium AG shall be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

                  (f) Rule 158. To make generally available to the Company's security holders and to the Representatives as soon as practicable an earning statement covering the twelve-month period ending December 31, 2002 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  (g) Use Of Proceeds. The Company will on-loan to or invest in Converium Holding, or a "company controlled by" (as defined in Rule 3a-5 of the 1940 Act) Converium Holding, at least 85% of the net proceeds received by it from the sale of the Securities within six months after the net proceeds are received by the Company, and will otherwise operate on an ongoing basis in a manner that complies with Rule 3a-5 of the 1940 Act.

                  (h) 1940 Act. None of the Company, Converium Holding or Converium AG will become an "investment company" as such term is defined in the 1940 Act for a period of three years following the Closing Date.

                  (i) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

                  (j) Restriction On Sale Of Securities. During a period of 30 days from the date of the Prospectus, the Company, Converium Holding and Converium AG will not, without the prior written consent of the Representatives, issue any Securities, or any security substantially similar to the Securities.

                  (k) Ratings. The Company, Converium Holding and Converium AG shall use its best efforts to take all reasonable action necessary to enable Standard & Poor's Ratings Service, a division of McGraw Hill, Inc. ("S&P"), and Moody's Investors Service, Inc. ("MOODY'S") to provide their respective ratings of the Securities.

                  (l) Clearance and Settlement. The Company, Converium Holding and Converium AG will cooperate with the Underwriters and take all reasonable action necessary to permit the Securities to be eligible for clearance and settlement through the facilities of The Depository Trust Company ("DTC"), Euroclear Bank S.A./N.V. as operator of the Euroclear system ("EUROCLEAR"), and Clearstream Banking societe anonyme, Italy, Luxembourg ("CLEARSTREAM").

                  (m) The Company, Converium Holding and Converium AG shall at the reasonable request of the Underwriters at any time prior to completion (in view of the Underwriters) of distribution of the Securities, amend or supplement the Prospectus in order to comply with Monetary Authority of Singapore (the "MAS") requirements and deliver to the Underwriters from time to time as many copies of the relevant amendment or supplement as the Underwriters may reasonably request.

         4. COVENANTS OF THE UNDERWRITERS. (a) Each Underwriter, severally and not jointly, acknowledges to Converium Holding, Converium AG and the Company that no action has been or will be taken in any jurisdiction, except in the United States, that would permit a public offering of the Securities, or the possession, circulation or distribution of this Prospectus or any material relating to Converium Holding, Converium AG and the Company or the Securities, in any jurisdiction where action for that purpose is required.

         (b) Each Underwriter, severally and not jointly, agrees that it will not offer or sell the Securities, nor will it make the Securities the subject of an invitation for subscription or purchase, nor will it circulate or distribute the Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act 2001 of Singapore (the "SINGAPORE SECURITIES AND FUTURES ACT"), (ii) to a sophisticated investor, and in accordance with the conditions, specified in Section 275 of the Singapore Securities and Futures Act or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Singapore Securities and Futures Act.

         (c) Each Underwriter, severally and not jointly, agrees that:

                  (i) It has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Securities other than (A) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent) or (B) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong; and

                  (ii) Unless permitted to do so under the securities laws of Hong Kong, it has not issued, or had in its possession for the purposes of issue, and will not issue, or have in its possession for the purposes of issue, any advertisement, invitation or document relating to the Securities other than with respect to Securities intended to be disposed of to persons outside Hong Kong or to be disposed of in Hong Kong only to persons whose business involves the acquisition, disposal or holding of securities, whether as principal or agent.

                  (d) Each Underwriter, severally and not jointly, agrees with the Company, Converium Holding and Converium AG that such Underwriter will comply with all securities laws and regulations that would typically apply to transactions of the type contemplated herein in each jurisdiction in which it acquries offers, sells or delivers Securities or has in its possession or distributes the Prospectus or any other material relating to the Company, Converium Holding or Converium AG or the Securities.

          5. PAYMENT OF EXPENSES. (a) Expenses. Whether or not the transactions contemplated in this Underwriting Agreement are consummated or this Underwriting Agreement is terminated, the Company, Converium Holding and Converium AG, jointly and severally, agree to pay all expenses incident to the performance of their obligations under this Underwriting Agreement including, but not limited to, (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Underwriting Agreement, any Agreement among Underwriters, the Indenture, the Subordinated Guarantee and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of Converium Holding, Converium AG and the Company's legal counsels, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a blue sky memorandum and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (ix) any fees payable in connection with the rating of the Securities, the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange,
(x) all "roadshow" or
similar expenses incurred in connection with the marketing of the Securities,
(xi) the fees and expenses incurred in connection with the approval by DTC, Euroclear and Clearstream of the Securities for clearance through its system and
(xii) all taxes arising as a result of the sale and transfer of Securities by the Company to or for the account of the Underwriters, the sale and transfer of Securities by the Underwriters to each other and the sale and transfer of Securities by the Underwriters to those purchasing such Securities from such Underwriters including, in each such case, any stamp or other issuance or transfer taxes or duties or income, capital gains, withholding, or other tax imposed by Switzerland or Luxembourg or any political subdivision or taxing authority thereof or therein (but excluding any tax on the income of any Underwriter whose net income generally is subject to tax by Switzerland or Luxembourg) asserted against an Underwriter or such purchaser by reason of the purchase and sale of Securities pursuant to this Underwriting Agreement,.

         6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters hereunder are subject to the following conditions:

                  (a) No Material Adverse Change in Business. Subsequent to the execution and delivery of this Underwriting Agreement and prior to the Closing Time, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings or business affairs of Converium Holding, Converium AG or the Company and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Underwriting Agreement) that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

                  (b) Effectiveness Of Registration Statement. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; all requests for additional information on the part of the Commission shall have been complied with; and the Registration Statement shall be effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement or any part thereof shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission.

                  (c) Opinion of Swiss Counsel for Converium Holding and Converium AG. At Closing Time, the Representatives shall have received the opinion, dated as of the Closing Date, of Schellenberg Wittmer, Swiss counsel for Converium Holding and Converium AG, to the effect set forth in Exhibit A hereto.

                  (d) Opinion of Luxembourg Counsel for Company. At Closing Time, the Representatives shall have received the opinion, dated as of the Closing Date, of Arendt & Medernach, Luxembourg counsel for the Company, to the effect set forth in Exhibit B hereto.

                  (e) Opinion of General Counsel for Converium Holding. At Closing Time, the Representatives shall have received the opinion, dated as of the Closing Date, of Christian Felderer, Group General Counsel of Converium Holding, to the effect set forth in Exhibit C hereto.

                  (f) Opinion of U.S. Counsel for Company, Converium Holding and Converium AG. At Closing Time, the Representatives shall have received the opinion, dated as of the Closing Date, of Willkie Farr & Gallagher, U.S. counsel for the Company, Converium Holding and Converium AG, to the effect set forth in Exhibit D hereto.

                  (g) Opinion of U.S. Counsel for Underwriters. At Closing Time, the Representatives shall have received the opinion, dated as of the Closing Date, of Davis Polk & Wardwell, U.S. counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses 1, 3, 4 and 10 (but only as to the statements in the Prospectus under the caption "Underwriting") and the final paragraph of Exhibit D hereto, in form and substance satisfactory to the Underwriters.

                  (h) Opinion of Swiss Counsel for Underwriters. At Closing Time, the Representatives shall have received the opinion, dated as of the Closing Date, of Bar & Karrer, Swiss counsel for the Underwriters, to the effect set forth in Exhibit E hereto.

                  (i) Opinion of Counsel for Trustee. At Closing Time, the Representatives shall have received the opinion, dated as of the Closing Date, of Pryor Cashman, counsel for the Trustee, to the effect set forth in Exhibit F hereto.

                  (j) Officers' Certificates. At Closing Time, the Representatives shall have received certificates in the form set forth in Exhibits G-1, H-1 and I-1 hereto, dated the Closing Date and signed by an executive officer of each of Converium Holding, Converium AG and the Company, on behalf of Converium Holding, Converium AG and the Company in such person's capacity as an officer.

                  (k) Accountant's Comfort Letter. At the time of the execution of this Underwriting Agreement, the Representatives shall have received from PricewaterhouseCoopers AG, independent public accountants, a letter dated the date hereof containing statements and information of the type ordinarily included in accountants' "COMFORT LETTERS" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (l) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from PricewaterhouseCoopers AG a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (k) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

                  (m) Maintenance Of Rating. At Closing Time, the Securities shall be rated at least Baa1 by Moody's and BBB+ by S&P, and the Company shall have delivered to the Representatives a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings; and since the date of this Underwriting Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's, Converium Holding's or Converium AG's other securities or the Company's, Converium Holding's or Converium AG's financial strength or claims paying ability by any "NATIONALLY RECOGNIZED STATISTICAL RATING AGENCY", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company's, Converium Holding's or Converium AG's other securities or the Company's, Converium Holding's or Converium AG's financial strength or claims paying ability.

                  (n) Approval Of Listing and Settlement. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance, and approved for settlement through DTC, Euroclear and Clearstream.

                  (o) Conditions to Purchase of Additional Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Additional Securities at the relevant Date of Delivery, the several obligations of the Underwriters to purchase Additional Securities hereunder shall be subject to the condition that the Representatives shall have received:

                           (i) Officers' Certificates. Certificates in the form
                  as set forth in Exhibits G-2, H-2 and I-2 hereto, and signed by an executive officer of each of Converium Holding, Converium AG and the Company, on behalf of Converium Holding, Converium AG and the Company in such person's capacity as an officer.

                           (ii) Opinion of Swiss Counsel for Converium Holding
                  and Converium AG. The opinion of Schellenberg Wittmer, Swiss counsel for Converium Holding and Converium AG, in form and substance satisfactory to the Underwriters and otherwise to the same effect as the opinion required by Section 6(c).

                           (iii) Opinion of Luxembourg Counsel for Company. The
                  opinion of Arendt & Medernach, Luxembourg counsel for the Company, in form and substance satisfactory to the Underwriters and otherwise to the same effect as the opinion required by Section 6(d).

                           (iv) Opinion of General Counsel for Converium
                  Holding. The opinion of Christian Felderer, Group General Counsel of Converium Holding, in form and substance satisfactory to the Underwriters and otherwise to the same effect as the opinion required by Section 6(e).

                           (v) Opinion of U.S. Counsel for Company, Converium
                  Holding and Converium AG. The opinion of Wilkie Farr & Gallagher, U.S. counsel for the Company, Converium Holding and Converium AG, in form and substance satisfactory to the Underwriters and otherwise to the same effect as the opinion required by Section 6(f).

                           (vi) Opinion of U.S. Counsel for Underwriters. The
                  favorable opinion of Davis Polk & Wardwell, U.S. counsel for the Underwriters, in form and substance satisfactory to the Underwriters and otherwise to the same effect as the opinion required by Section 6(g).

                           (vii) Opinion of Swiss Counsel for Underwriters. The
                  opinion of Bar & Karrer, Swiss counsel for the Underwriters, in form and substance satisfactory to the Underwriters and otherwise to the same effect as the opinion required by
                  Section 6(h).

                           (viii) Opinion of Counsel for Trustee. The opinion of
                  Pryor Cashman, counsel for the Trustee, in form and substance satisfactory to the Underwriters and otherwise to the same effect as the opinion required by Section 6(i).

                           (ix) Bring-down Comfort Letter. A letter in form and
                  substance satisfactory to the Representatives, from PricwaterhouseCoopers AG, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(l), except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than 5 days prior to the Date of Delivery.

                           (x) Maintenance Of Rating. Subsequent to the date of
                  this Underwriting Agreement, no downgrading shall have occurred in the rating accorded the Securities or of any of the Company's, Converium Holding's or Converium AG's other securities by any "NATIONALLY RECOGNIZED STATISTICAL RATING AGENCY", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such organization shall have publicly announced that it has under surveillance or review its ratings of any of the Company's, Converium Holding's or Converium AG's securities or the Company's, Converium Holding's or Converium AG's financial strength or claims paying ability.

                  (p) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

                  (q) Termination Of Underwriting Agreement. If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Underwriting Agreement, or, in the case of any condition to the purchase of Additional Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Additional Securities may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except to the extent as provided in Sections 5 and 9 and except that Sections 1, 5 and 7 shall survive any such termination and remain in full force and effect.

         7. INDEMNIFICATION AND CONTRIBUTION.

                  (a) (i) The Company, Converium Holding and Converium AG, jointly and severally, agree to indemnify and hold harmless each Underwriter, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Securities and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "CONTROL PERSON"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses as reasonably incurred in connection with defending or investigating any such action or claim) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or arising out of any omission or alleged omission to state therein, in the light of the circumstances in which they were made, a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of any such untrue statement or omission or alleged untrue statement or omission based upon Underwriter Information.

                           (ii) The indemnity with respect to any Preliminary
                  Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), described in Section 7(a) shall not inure to the benefit of any Underwriter from whom the person asserting such losses, claims, damages or liabilities purchased Securities, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities by the Company to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

                  (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, Converium Holding and Converium AG, and each person, if any, who controls the Company Converium Holding and Converium AG within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company, Converium Holding and Converium AG to such Underwriter, but only with reference to information in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendments or supplements thereto based upon Underwriter Information and only to the extent that such information is untrue or omits material information.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraphs 7(a) or 7(b) of this Section 7, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing, but the failure to notify the indemnifying party shall not relieve it from liability which it may have to any indemnified party; the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for (a) all Underwriters, affiliates and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (b) the Company, Converium Holding or Converium AG, their directors, their officers who sign the Registration Statement and each person, if any, who controls the Company, Converium Holding or Converium AG within the meaning of either such Section. All such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters, affiliates and any controlling persons of any Underwriters, such firm shall be jointly designated in writing by the Representatives. In the case of any such separate firm for Converium Holding, Converium AG and the Company, and any directors, officers and controlling persons of the Company, Converium Holding or Converium AG, such firm shall be designated in writing by Converium Holding, Converium AG and the

         Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) To the extent the indemnification provided for in paragraphs 7(a) and 7(b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by Converium Holding, Converium AG and the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause
         (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Converium Holding, Converium AG and the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by Converium Holding, Converium AG and the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by Converium Holding, Converium AG and the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of Converium Holding, Converium AG and the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Converium Holding, Converium AG or the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) Converium Holding, Converium AG, the Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph 7(d) of this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, Converium Holding and Converium AG, each officer of the Company, Converium Holding and Converium AG who signed the Registration Statement, and each person, if any, who controls the Company, Converium Holding or Converium AG within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, Converium Holding or Converium AG. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Firm Securities set forth opposite their respective names in Schedule A hereto and not joint.

                  (f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of

         Converium Holding, Converium AG and the Company contained in this Underwriting Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Underwriting Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or Converium Holding, Converium AG or the Company, their respective officers or directors or any person controlling Converium Holding, Converium AG and the Company and (iii) acceptance of and payment for any of the Securities.

         8. TERMINATION OF UNDERWRITING AGREEMENT.

                  (a) Termination. This Underwriting Agreement shall be subject to termination by notice given by the Representatives to the Company, if (a) after the execution and delivery of this Underwriting Agreement and prior to the Closing Time (i) there has been any material adverse change or any developments likely to result in a material adverse change in the condition financial or otherwise, or in the earnings or business affairs of Converium Holding, Converium AG or the Company and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the SWX Swiss Exchange, the New York Stock Exchange or the National Association of Securities Dealers, Inc., (iii) trading of any securities of Converium Holding, Converium AG or the Company shall have been suspended on any exchange or in any over-the-counter market, (iv) a general moratorium on commercial banking activities in Switzerland, Luxembourg or New York shall have been declared by Swiss, Luxembourg or United States Federal or New York State authorities, respectively, or
         (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions that, in the judgment of the Representatives is material and adverse, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, Luxembourg or Switzerland and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(v), such event, singly or together with any other such event, makes it, in the judgment of the Representatives, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

         9. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. This Underwriting Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Time or a Date of Delivery, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated severally in the proportions that the number of Firm Securities set forth opposite their respective names in Schedule A hereof bears to the aggregate number of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to this Underwriting Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter. If, on the Closing Time, any Underwriter or Underwriters shall fail or refuse to purchase any Firm Securities and the aggregate number of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Securities to be purchased, and arrangements satisfactory to the Representatives, Converium Holding, Converium AG and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Underwriting Agreement shall terminate without liability on the part of any non-defaulting Underwriter, Converium Holding, Converium AG or the Company. In any such case, either the Representatives, Converium Holding, Converium AG and the Company shall have the right to postpone the Closing Time, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on a Date of Deliver, any Underwriter or Underwriters shall fail or refuse to purchase any Additional Securities and the aggregate number of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Securities to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Securities or (ii) purchase not less than the number of Additional Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Underwriting Agreement.

         If this Underwriting Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of Converium Holding, Converium AG or the Company to comply with the terms or to fulfill any of the conditions of this Underwriting Agreement, or if for any reason Converium Holding, Converium AG or the Company shall be unable to perform its obligations under this Underwriting Agreement, Converium Holding, Converium AG and the Company, jointly and severally, agree to reimburse the Underwriters or such Underwriters as have so terminated this Underwriting Agreement with respect to themselves, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Underwriting Agreement or the offering contemplated hereunder. It is understood and agreed that the Representatives and the Underwriters shall not be entitled to any out-of-pocket expenses if this Agreement is terminated pursuant to the second paragraph of this Section 9.

         10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o Merrill Lynch at North Tower, World Financial Center, New York, New York 10281-1201, attention of Scott Hendry, Capital Markets Legal Group; and notices to the Company, Converium Holding and Converium AG shall be directed to them c/o Converium Holding AG at General Guisan-Quai 26, 8002 Zurich, Switzerland, attention of Christian Felderer.

         11. PARTIES. This Underwriting Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company, Converium Holding and Converium AG and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company, Converium Holding and Converium AG and their respective successors and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision herein contained. This Underwriting Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company, Converium Holding and Converium AG and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         12. GOVERNING LAW. THIS UNDERWRITING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         13. SUBMISSION TO JURISDICTION. Each of Converium Holding, Converium AG and the Company irrevocably agrees that any legal suit, action or proceeding brought by any Underwriter or by any person controlling any Underwriter within the meaning of either Section 15 of the Securities Act or

         Section 20 of the Exchange Act arising out of or based upon this Underwriting Agreement or the transactions contemplated hereby may be, but is not required to be, instituted in any state or Federal court in the Borough of Manhattan, The City of New York, New York, United States of America, and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue in such courts of any such suit, action or proceeding, and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. Each of Converium Holding, Converium AG and the Company irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including immunity to pre-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of this Underwriting Agreement or the transactions contemplated hereby which is instituted in any state or Federal court in the Borough of Manhattan, The City of New York, New York, United States of America, or in any competent court in Switzerland or Luxembourg. To the extent permitted by law, Converium Holding, Converium AG and the Company hereby waive any objection to the enforcement by any competent foreign court of any judgment validly obtained in any such proceeding. Converium Holding, Converium AG and the Company hereby designate and appoint Corcoran Byrne, Esq., General Counsel of Converium Holdings (North America) Inc. as their authorized agents to accept and acknowledge on their behalf service of any and all process which may be served in any such suit, action or proceeding in any such court, expressly consent to the jurisdiction of any such court in any such suit, action or proceeding, and waive any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this
         Section 13 and reasonably satisfactory to the Representatives. Converium Holding, Converium AG and the Company agree that service of process upon Corcoran Byrne Esq., General Counsel, at Converium Holdings (North America) Inc., One Chase Manhattan Plaza, New York, NY 10005, United States (or such other address in the United States as Converium Holding, Converium AG and the Company may designate by written notice to the Representatives) and written notice of such service to Converium Holding, Converium AG and the Company shall be deemed in every respect effective service of process upon Converium Holding, Converium AG and the Company in any such suit, action or proceeding and shall be taken and held to be valid personal service upon Converium Holding, Converium AG and the Company in any such suit, action or proceeding. Converium Holding, Converium AG and the Company represent and warrant that prior to the Closing Time, Corcoran Byrne will have agreed to act as said agent for service of process and agrees to take all action that may be necessary to continue the designation and appointment of Corcoran Byrne (or a successor agent in the United States), in full force and effect so that Converium Holding, Converium AG and the Company shall at all times have an agent for service of process for the above purposes in the

United States. Notwithstanding the foregoing, any action arising out of or based on this Underwriting Agreement or the transactions contemplated hereby may be instituted by any Underwriter or by any person controlling any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act in any competent foreign court.

         14. PAYMENT IN DOLLARS. All payments to be made hereunder shall be made in U.S. dollars.

         15. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         16. COUNTERPARTS. This Underwriting Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company, Converium Holding and Converium AG in accordance with its terms.


                                                    Very truly yours,

                                                    CONVERIUM FINANCE S.A.
                                                    By:
                                                        Name:
                                                        Title:


                                                    CONVERIUM AG
                                                    By:
                                                        Name:
                                                        Title:


                                                    CONVERIUM HOLDING AG
                                                    By:
                                                        Name:
                                                        Title:

Confirmed and Accepted
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
J.P. MORGAN SECURITIES INC.

         Acting severally on behalf of themselves and as Representatives of the other
         Underwriters named in Schedule A hereto.

By: MERRILL LYNCH, PIERCE, FENNER
      & SMITH INCORPORATED

By:
    Name:
    Title:


By: J.P. MORGAN SECURITIES INC.



By:
    Name:
    Title:

                                   SCHEDULE A

                                                                                  Principal Amount
Name of Underwriter                                                                 of Securities
-------------------                                                                 -------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated..........................             [-]
J.P. Morgan Securities Inc..................................................             [-]
[OTHERS]....................................................................             [-]
                                                                                    -------------
TOTAL.......................................................................             [-]
                                                                                    ==============

                                    Sch A-1

                                   SCHEDULE B

         1. The initial public offering price of the Securities shall be [-]% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

         2. The purchase price to be paid by the Underwriters for the Securities shall be [-]% of the principal amount thereof.

         3. The interest rate on the Securities shall be [-]% per annum.


                                     Sch B-1

                                   SCHEDULE C

                        List of Significant Subsidiaries



-        Converium AG

-        Converium Ruckversicherung (Deutschland) AG

-        Converium Holding (North America) Inc.

-        Converium Reinsurance (North America) Inc.



                                     Sch C-1

                                   SCHEDULE D



                                     Sch D-1